Exhibit 4.2

NUMBER

_________

SHARES
SEE REVERSE FOR
CERTAIN DEFINITIONS
CUSIP _____

Pensare ACQUISITION CORP.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
COMMON STOCK

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.001 EACH OF THE COMMON STOCK OF

Pensare ACQUISITION CORP.
(THE “COmpany”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The Company will be forced to redeem all of its shares of Common Stock issued in its initial public offering if it is unable to complete a business combination within the period of time as set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time, as more fully described in the Company’s final prospectus dated _____, 2017.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

[Corporate Seal]
Secretary	Delaware	President

Pensare ACQUISITION CORP.

The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —		Custodian
TEN ENT	—	as tenants by the entireties		(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors
		Act		____________________________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, __________________________ hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitutes and appoints

Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed: By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account only in the event that (i) the Corporation is forced to liquidate because it does not consummate an initial business combination within the period of time set forth in the Corporation’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Charter”) or (ii) if the holder seeks to convert his shares upon consummation of, or sell his shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the Charter. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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